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                                                                    EXHIBIT 23.1





            Consent of Independent Registered Public Accounting Firm

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-22845-99, 333-22823-99, 333-52755-99, 333-33756-99 and 333-63154), Form S-4 (Registration No.
333-34162-99), Form S-3 (Registration Nos. 333-33432-99 and 333-32668-99) and
Form S-1 (Registration No. 333-20357-99) of Pegasus Communications Corporation and its subsidiaries of our report dated February 20, 2004, except for Note 23, as to which the date is August 26, 2004 and Note 22, as to which the date is December 20, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

December 20, 2004





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